Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com
L-1 Identity Solutions Announces Agreement to Be Acquired by
Safran for $12.00 per Share
Also Announces Agreement for Sale of L-1 Intelligence Services Businesses to
BAE Systems, Inc. Prior to Closing of the Safran Transaction
STAMFORD, CT. — September 20, 2010 — L-1 Identity Solutions (NYSE:ID) announced today that it has entered into an agreement to be acquired by Safran in a merger transaction providing for stockholders to receive $12.00 per share in cash, for an aggregate enterprise value of approximately $1.6 billion, inclusive of outstanding debt. The per share consideration of $12.00 incorporates the purchase price to be received pursuant to the sale of the L-1 intelligence services businesses as described below. The per share price represents a premium of 24 percent over L-1’s closing stock price on the NYSE on September 17, 2010 and a premium of 66 percent over the closing stock price on January 5, 2010, the day prior to L-1’s announcement of its strategic alternatives review process.
Acquisition of the Company by Safran
Under the terms of the agreement, Safran has agreed to acquire L-1 Identity Solutions, Inc. following the sale of L-1’s intelligence services businesses to BAE Systems, Inc. After giving effect to the BAE Systems transaction, L-1 will be comprised of Secure Credentialing Solutions, Biometric and Enterprise Access Solutions and Enrollment Services. These businesses are expected to have combined estimated Fiscal Year 2010 revenues of $486.0 million and Adjusted EBITDA of $82.5 million (excluding the impact of costs relating to the strategic alternatives review process). L-1 believes that the Safran acquisition will bring to the businesses an immediate global infrastructure, greater scale and reach, the capacity for larger investments in research and development and increased resources to accelerate growth and expand into new global markets.
The closing of the Safran acquisition is subject to the prior consummation of the BAE Systems sale transaction, L-1 stockholder approval, review by the U.S. Committee on Foreign Investment in the United States (CFIUS) and certain other closing conditions including Hart-Scott-Rodino antitrust review. The transaction is not subject to financing and is expected to close in the first quarter of 2011, subject to the timing of applicable regulatory processes.

Safran is a leading international high-technology group with core businesses in Aerospace, Defense and Security. Upon close of the transaction, Safran plans to integrate L-1’s operations into its subsidiary, Morpho.
Jean-Paul Herteman, Chief Executive Officer of Safran said: “I have a deep respect for L-1’s business and its contribution to the security industry. We are all highly impressed with the quality and expertise of L-1’s teams and we are looking forward to working with them to bring L-1 and Morpho together. This will allow us to grow L-1’s business, while expanding the reach of L-1’s services to other key territories around the world.”
Sale of L-1 Intelligence Services Businesses to BAE Systems, Inc.
In connection with the Safran transaction, BAE Systems, Inc. (the U.S. affiliate of BAE Systems plc) has agreed to acquire the stock and membership interests of the entities comprising the L-1 intelligence services businesses for a purchase price of approximately $295.8 million in cash and approximately $7.2 million of certain assumed obligations for a total value of $303.0 million. These businesses include SpecTal, LLC, Advanced Concepts, Inc., and McClendon, LLC. The businesses are expected to have combined estimated Fiscal Year 2010 revenues of $234.0 million and Adjusted EBITDA of $32.5 million (excluding the impact of transaction costs relating to the sale of the business). It is anticipated that the acquisition will give the L-1 intelligence services team greater depth of resources, access to a wider group of customers and the opportunity to compete in larger and more multi-faceted programs.
The close of the BAE Systems transaction is subject to certain U.S. regulatory approvals, and is expected to close in the fourth quarter of 2010. The BAE Systems transaction is not conditioned on the closing of the Safran merger and is not subject to financing. The net proceeds from the closing of the BAE Systems transaction will be used to repay a substantial portion of the Company’s indebtedness under its secured credit facility.
BAE Systems is a global defense, security and aerospace company with approximately 107,000 employees worldwide. Upon the close of the transaction, the employees of the L-1 intelligence services businesses will join the BAE Systems Intelligence & Security sector.
“The acquisition of L-1’s Intelligence Services Group will significantly advance our offerings to the U.S. intelligence community. Their capabilities will enhance BAE Systems’ existing knowledge and expertise, and will better position us to offer our government customers the security and intelligence support they need to complete their missions, now and in the future,” said Linda Hudson, President and CEO of BAE Systems, Inc.
Conclusion of Strategic Alternatives Review Process
Working with their advisors, the L-1 Board of Directors and a Special Committee of the Board conducted an exhaustive review of L-1’s strategic alternatives over an eight month period that took into account the complexity and diversity of L-1’s businesses.
Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions, said “I am extremely proud of L-1’s accomplishments in the development of multi-modal biometric technologies and the role we have played in helping establish the identity management market over the last four years. A lot has changed since we started, and today the industry has grown significantly. It is at an important inflection point where a strong global infrastructure, greater scale and reach, larger investments in R&D and increased resources from human capital to cash, are a necessity in order to position optimally for the opportunities of tomorrow. The combination represents the most efficient and effective way to add these critical capabilities to ensure that the hard work of our teams continues to generate value for years to come. Furthermore, with the strong presence BAE Systems has today in the intelligence, homeland security, and national defense communities, as well as across all levels of U.S. law enforcement, we believe that the L-1 government / intelligence services businesses will complement and enhance BAE Systems’ business and provide greater opportunities for our employees moving forward. As a result, we firmly believe that these transactions represent the best interests of our stockholders, customers, and employees.”
The L-1 Board of Directors has unanimously approved both the Safran merger and BAE Systems sale transaction.
Goldman, Sachs & Co. and Stone Key Partners LLC are financial advisors to L-1 in connection with the transactions. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to L-1 in connection with the transactions.
About L-1 Identity Solutions
L-1 Identity Solutions, Inc. (NYSE: ID) protects and secures personal identities and assets. Its divisions include Biometrics / Enterprise Access and Secure Credentialing solutions, as well as Enrollment and Government Consulting services. With the trust and confidence in individual identities provided by L-1, international governments, federal and state agencies, law enforcement and commercial businesses can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions has more than 2,200 employees worldwide and is headquartered in Stamford, CT. For more information, visit www.L1ID.com.
Important Information for Investors and Stockholders
This communication may be deemed to be solicitation material in respect of the proposed acquisition of L-1 by Safran. In connection with the proposed acquisition, L-1 intends to file a proxy statement and other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF L-1 ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT L-1, SAFRAN AND THE PROPOSED ACQUISITION.
Investors and security holders may obtain a copy of the proxy statement and other relevant materials filed with the SEC free of charge (when they become available) at the SEC’s web site at www.sec.gov. The proxy statement and such other documents, when they become available, may also be obtained free of charge on L-1’s website at www.L1ID.com under the tab “Investor Relations” or by contacting L-1’s investor relations department at (203) 504- 1109.
L-1 and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies of L-1 stockholders in connection with the proposed acquisition. Information regarding L-1’s directors and executive officers is set forth in L-1’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on

March 16, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).
Adjusted EBITDA
L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, impairments of long-lived assets and goodwill, depreciation and amortization, stock-based compensation expense, including retirement plan contributions settled, or to be settled, in common stock. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and can compare its results on a more consistent basis to the results of other companies. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.
L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense, impairments of long lived assets and goodwill, stock based compensation expense, including retirement plan contribution settled, or to be settled, in common stock and income taxes, all of which impact the Company’s profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. Because the timing of the closing for the transactions and the related transaction costs are currently not known, it is not practicable to estimate the net income or loss related to the separate businesses anticipated for 2010. Accordingly, a reconciliation of net income to Adjusted EBITDA is not presented.
Enterprise Value
The enterprise value is the equity value of the Company’s net outstanding shares, based on the price of $12.00 per share, plus debt.

Forward Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the timing of consummating the proposed transactions, the risk that a condition to closing of the proposed transactions may not be satisfied, the risk that a regulatory approval that may be required for the proposed transactions is not obtained or is obtained subject to conditions that are not anticipated, the ability of the Company to successfully refinance or amend its credit agreement on a timely basis if required, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2009 and the Company’s Form 10-Q for the quarter ended June 30, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

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